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                                                                   EXHIBIT 23.5


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


Securities and Exchange Commission
Washington, D.C.
United States of America
20549



CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement of JDS Uniphase Corporation on Form S-8 of our Report dated July 5, 1999, with respect to the consolidated financial statements of JDS FITEL Inc. for the year ended May 31, 1999, which report appears in the Current Report on Form 8-K/A of JDS Uniphase Corporation filed November 4, 1999.

/s/  PricewaterhouseCoopers LLP

Chartered Accountants
Ottawa, Ontario
June 29, 2000